LIMITED POWER OF ATTORNEY

        Know all by these presents, that the undersigned officer and/or director of National Fuel Gas Company (the “Company”) hereby constitutes and appoints Paula M. Ciprich and James R. Peterson, or any of them, the undersigned’s true and lawful attorneys-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as the grantee of options to purchase shares of National Fuel Gas Company common stock, Notices of Exercise which bind the undersigned to purchase such stock at the price stated therein; and

(2)

execute for and on behalf of the undersigned SEC Forms 3, 4, 5 and 144 reporting the undersigned’s holdings of and transactions in Company securities, in accordance with the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules thereunder, all as amended;

(3)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute, manually or electronically, any such options or Forms 3, 4, 5, or 144, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

        This Power of Attorney shall remain in full force and effect beginning at 12:01 a.m. on the date set forth below, and until the undersigned no longer has any options to purchase National Fuel Gas Company common stock, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or until the undersigned is no longer eligible to exercise options to purchase shares of National Fuel Gas Company common stock, or required to file SEC Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        To induce National Fuel Gas Company or any other third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

        IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed effective as of October 31, 2002.

Signature: /s/ A. M. Cellino Name: Anna Marie Cellino

JRP/PowAtt-options&SECforms-Cellino 10-31-02